Michael Johnson & CO., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237

Michael B. Johnson C.P.A.                             Telephone:  (303) 796-0099
Member:  A.I.C.P.A.                                         Fax:  (303) 796-0137
Colorado Society of C.P.A.s


                                LETTER OF CONSENT
                        RE: AUDITED FINANCIAL INFORMATION





We hereby consent to the incorporation by reference of our report as of December 31, 2000 relating to the audited financial statements of Cormax Business Solutions , Inc. that are included in the registration statement on form S-8 for the year ended December 31, 2000 and dated March 28, 2001.

Michael Johnson & Company, LLC



/s/ Michael B. Johnson
---------------------------------
Michael B. Johnson, CPA
9175 E. Kenyon Avenue, Suite 100
Denver, CO  80237
Telephone:  303-796-0099
Facsimile:   303 796-0137